CANADA BUSINESS CORPORATIONS ACT

FORM 11

ARTICLES OF CONTINUANCE

(SECTION 181)

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

FORMULE 11

CLAUSES DE PROROGATION

(ARTICLE 181)

1 – Name of Corporation — Dénomination de la société

TOTEM CAPITAL CORP.

2 – The place in Canada where the registered office is to be situated — Lieu au Canada ou doit être situé le siège social

Vancouver, British Columbia

3 – The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares without nominal or par value.

4 – Restrictions if any on share transfers — Restrictions sur le transfert des actions s'il y a lieu

There are no restrictions on share transfers.

5 – Number (or minimum and maximum number) of directors — Nombre (ou nombre minimum et maximum) d'administrateurs

Minimum of three (3) directors. Maximum of nine (9) directors.

6 – Restrictions if any on businesses the corporation may carry on — Limites imposées quant aux activités que la société peut exploiter, s'il y a lieu. –

There are no restrictions on the business which the Corporation may carry on.

7 – (1) If change of name effected, previous name
(1) Si changement de dénomination, dénomination antérieure

TOTEM INDUSTRIES LTD.

(2) Details of incorporation
(2) Détails de la constitution

January 20, 1975, British Columbia

8 – Other provisions if any — Autres dispositions s'il y a lieu

The Board of Directors may, from time to time, on behalf of the Corporation:

(a) Borrow money upon the credit of the Corporation;
(b) Issue, re-issue, sell or pledge debt obligations of the Corporation;
(c) Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation;
(d) Give financial assistance by means of a loan, guarantee or otherwise to the extent permitted by the Canada Business Corporations Act;
(e) Delegate to such one or more of the Officers or Directors of the Corporation as may be designated by the Board of Directors all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

Date	Signature	Description of Office – Description du poste
June 2, 1988	[signature]	Director

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

Corporation No. – No de la société: 234468-8

Filed – Deposee: 16-6-88

CA-1391(4-79)